Exhibit 23

                    Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 16, 1999, included in or incorporated by reference into Thermo BioAnalysis Corporation's Annual Report on Form 10-K for the year ended January 2, 1999, into the Company's previously filed Registration Statement No. 333-61949 on Form S-8.



                                                            Arthur Andersen LLP



Boston, Massachusetts
March 17, 1999